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                                                                  Exhibit (j)(A)

                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 2-80751 on Form N-1A of our report dated February 18, 2000, to the reference to us under the heading "Experts", appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which are also a part of such Registration Statement.



/s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP
Boston, MA
November 30, 2000